Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts: For Public Relations: Jocelyn Johnson + 1 (202) 295-4299 jajohnson@cogentco.com	For Investor Relations: John Chang + 1 (202) 295-4212 investor.relations@cogentco.com

Cogent Communications Reports Fourth Quarter and Full Year 2023 Results and Increases its Regular Quarterly Dividend on its Common Stock

Financial and Business Highlights

•	The gain on bargain purchase from the Sprint acquisition was $254.0 million for Q4 2023 and was $1.4 billion for full year 2023.

o	Included in the gain on bargain purchase in Q4 2023 and full year 2023 was the estimated fair value of acquired IPv4 internet addresses totaling $458.0 million.

•	Basic and fully diluted earnings per share for Q4 2023 were $4.23 and $4.17, respectively, and were $26.88 and $26.62 for full year 2023, respectively.

•	Gross leverage ratio was 4.79 for Q3 2023 and was 4.07 for Q4 2023.

o	Net leverage ratio was 4.23 for Q3 2023 and was 3.75 for Q4 2023

•	Service revenue decreased from Q3 2023 to Q4 2023 by 1.2% to $272.1 million, increased from Q4 2022 to Q4 2023 by 79.0% and increased from full year 2022 to full year 2023 by 56.9% to $940.9 million.

o	Non-core revenue decreased from Q3 2023 to Q4 2023 by 43.5% from $12.8 million to $7.3 million.

•	Net cash used in operating activities was $52.4 million for Q3 2023 and was $48.7 million for Q4 2023, net cash provided by operating activities was $173.7 million for full year 2022 and $17.3 million for full year 2023.

o	Net cash provided by investing activities was $62.1 million for Q3 2023, $60.1 million for Q4 2023 and was $76.7 million for full year 2023. Net cash used in investing activities was $79.0 million for full year 2022.

▪	Cash received under an IP Transit Agreement with T-Mobile, and included in cash provided by investing activities, was $87.5 million for Q3 2023, $87.5 million for Q4 2023 and $204.2 million for full year 2023.

•	EBITDA, as adjusted for Sprint acquisition costs and cash received under an IP Transit Agreement with T-Mobile was $131.4 million for Q3 2023, $110.5 million for Q4 2023, $232.9 million for full year 2022 and $352.5 million for full year 2023.

•	EBITDA, as adjusted for Sprint acquisition costs and cash received under an IP Transit Agreement with T-Mobile, margin was 47.7% for Q3 2023, 40.6% for Q4 2023, 38.8% for full year 2022 and 37.5% for full year 2023.

•	Cogent approved an increase of $0.01 per share to its regular quarterly dividend for a total of $0.965 per share for Q1 2024 as compared to $0.955 per share for Q4 2023 – Cogent’s forty-sixth consecutive quarterly dividend increase.

[WASHINGTON, D.C. February 29, 2024] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $272.1 million for the three months ended December 31, 2023, a decrease of 1.2% from the three months ended September 30, 2023 and an increase of 79.0% from the three months ended December 31, 2022. Service revenue was $940.9 million for the year ended December 31, 2023, an increase of 56.9% from the year ended December 31, 2022. Foreign exchange rates negatively impacted service revenue growth from the three months ended September 30, 2023 to the three months ended December 31, 2023 by $0.4 million, positively impacted service revenue growth from the three months ended December 31, 2022 to the three months ended December 31, 2023 by $1.4 million and positively impacted service revenue growth from the year ended December 31, 2022 to the year ended December 31, 2023 by $2.1 million. On a constant currency basis, service revenue decreased by 1.1% from the three months ended September 30, 2023 to the three months ended December 31, 2023, increased by 78.1% for the three months ended December 31, 2022 to the three months ended December 31, 2023 and increased by 56.6% for the year ended December 31, 2022 to the year ended December 31, 2023.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $141.2 million for the three months ended December 31, 2023, an increase of 6.9% from the three months ended September 30, 2023 and an increase of 22.8% from the three months ended December 31, 2022. On-net revenue was $518.6 million for the year ended December 31, 2023; an increase of 14.5% over the year ended December 31, 2022.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $123.7 million for the three months ended December 31, 2023, a decrease of 5.3% from the three months ended September 30, 2023 and an increase of 235.4% from the three months ended December 31, 2022. Off-net revenue was $393.5 million for the year ended December 31, 2023; an increase of 169.2% from the year ended December 31, 2022.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell. Non-core revenue was $7.3 million for the three months ended December 31, 2023, $12.8 million for the three months ended September 30, 2023 and was $0.2 million for the three months ended December 31, 2022. Non-core revenue was $28.8 million for the year ended December 31, 2023 and $0.7 million for the year ended December 31, 2022.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit decreased by 58.4% from the three months ended December 31, 2022 to $29.7 million for the three months ended December 31, 2023 and increased by 97.0% from the three months ended September 30, 2023. GAAP gross profit decreased by 41.1% from the year ended December 31, 2022 to $164.4 million for the year ended December 31, 2023.

GAAP gross margin was 10.9% for the three months ended December 31, 2023, 5.5% for the three months ended September 30, 2023, 47.0% for the three months ended December 31, 2022, 46.6% for the year ended December 31, 2022 and 17.5% for the year ended December 31, 2023.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 3.0% from the three months ended December 31, 2022 to $97.9 million for the three months ended December 31, 2023 and decreased by 4.2% from the three months ended September 30, 2023. Non-GAAP gross profit increased by 6.9% from the year ended December 31, 2022 to $397.8 million for the year ended December 31, 2023.

Non-GAAP gross margin was 36.0% for the three months ended December 31, 2023, 37.1% for the three months ended September 30, 2023, 62.6% for the three months ended December 31, 2022, 62.0% for the year ended December 31, 2022 and 42.3% for the year ended December 31, 2023.

Net cash used in operating activities was $48.7 million for the three months ended December 31, 2023 and $52.4 million for the three months ended September 30, 2023. Net cash provided by operating activities was $36.3 million for the three months ended December 31, 2022. Net cash provided by operating activities was $173.7 million for the year ended December 31, 2022 and was $17.3 million for the year ended December 31, 2023.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, for Sprint acquisition costs and cash paid under the IP Transit Services Agreement (discussed below) was $110.5 million for the three months ended December 31, 2023, $131.4 million for the three months ended September 30, 2023 and $57.4 million for the three months ended December 31, 2022. EBITDA, as adjusted, for Sprint acquisition costs and cash paid under the IP Transit Services Agreement was $232.9 million for the year ended December 31, 2022 and $352.5 million for the year ended December 31, 2023.

EBITDA as adjusted, for Sprint acquisition costs and cash paid under the IP Transit Services Agreement margin, was 37.8% for the three months ended December 31, 2022, 47.7% for the three months ended September 30, 2023 and 40.6% for the three months ended December 31, 2023. EBITDA, as adjusted, for Sprint acquisition costs and cash paid under the IP Transit Services Agreement margin was 38.8% for the year ended December 31, 2022 and 37.5% for the year ended December 31, 2023.

Basic net income (loss) per share was $0.02 for the three months ended December 31, 2022, $4.23 for the three months ended December 31, 2023 and $(1.20) for the three months ended September 30, 2023. Diluted net income (loss) per share was $0.02 for the three months ended December 31, 2022, $4.17 for the three months ended December 31, 2023 and $(1.20) for the three months ended September 30, 2023. Basic net income per share was $0.11 for the year ended December 31, 2022 and $26.88 for the year ended December 31, 2023. Diluted net income per share was $0.11 for the year ended December 31, 2022 and $26.62 for the year ended December 31, 2023.

Total customer connections increased by 42.6% from December 31, 2022 to 137,603 as of December 31, 2023 and decreased by 0.3% from September 30, 2023. On-net customer connections increased by 7.4% from December 31, 2022 to 88,733 as of December 31, 2023 and increased by 0.1% from September 30, 2023. Off-net customer connections increased by 172.7% from December 31, 2022 to 36,895 as of December 31, 2023 and decreased by 0.1% from September 30, 2023. Non-core customer connections were 11,975 as of December 31, 2023, 12,403 as of September 30, 2023 and 363 as of December 31, 2022.

The number of on-net buildings increased by 122 from December 31, 2022 to 3,277 as of December 31, 2023 and increased by 20 from September 30, 2023.

Gain on bargain purchase

The estimated gain on bargain purchase from the Sprint acquisition was $1.4 billion as shown below. The amounts presented are provisional and are subject to change as Cogent refines its estimates and inputs used in the calculations of the assets acquired and liabilities assumed.

(In thousands) Gain on bargain purchase
Fair value of net assets acquired	$799,214
Total net consideration to be received from Seller, net of discounts	607,221
Gain on bargain purchase	$1,406,435

IP Transit Services Agreement

On May 1, 2023, the closing date of the Sprint acquisition, Cogent and T-Mobile USA, Inc. (“TMUSA”), a Delaware corporation and direct subsidiary of T-Mobile US, Inc., a Delaware corporation (“T-Mobile”) , entered into an agreement for IP transit services (the “IP Transit Services Agreement”), pursuant to which TMUSA will pay Cogent an aggregate of $700.0 million, consisting of (i) $350.0 million paid in equal monthly installments during the first year after the closing date of the Sprint acquisition and (ii) $350.0 million paid in equal monthly installments over the subsequent 42 months. Amounts billed and amounts paid under the IP Transit Services Agreement were $87.5 million and $87.5 million in the three months ended September 30, 2023, respectively. Amounts billed and amounts paid under the IP Transit Services Agreement were $87.5 million and $87.5 million in the three months ended December 31, 2023, respectively. Amounts billed and amounts paid under the IP Transit Services Agreement were $233.3 million and $204.2 million in the year ended December 31, 2023, respectively.

Commercial Services Agreement

Additionally, on the closing date of the Sprint acquisition, Cogent and T-Mobile entered into a commercial agreement (the “Commercial Agreement”), for colocation and connectivity services. Revenue under the Commercial Agreement was $8.6 million for the three months ended December 31, 2023, an increase of 6.8% from $8.0 million for the three months ended September 30, 2023. Revenue under the Commercial Agreement was $23.9 million for the year ended December 31, 2023 and none for the year ended December 31, 2022.

Quarterly Dividend Increase Approved

On February 28, 2024, Cogent’s Board approved a regular quarterly dividend of $0.965 per share payable on April 9, 2024 to shareholders of record on March 15, 2024. This first quarter 2024 regular dividend represents an increase of $0.01 per share, or 1.0%, from the fourth quarter 2023 regular dividend of $0.955 per share and an annual increase of 4.3% from the first quarter 2023 dividend of $0.925 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indentures and other factors deemed relevant by the Board.

Tax Treatment of 2023 Dividends

Cogent paid four quarterly dividends in 2023 totaling $181.7 million, or $3.76 per share. The expected tax treatment of these dividends are generally that 100.0% are treated as a return of capital and 0.0% are generally treated as dividends for United States federal income tax purposes. While the above information includes general statements about the tax classification of dividends paid on Cogent common stock, these statements do not constitute tax advice. The taxation of corporate distributions can be complex, and stockholders are encouraged to consult their tax advisers to determine what impact the above information may have on their specific tax situation.

Residual Impact of COVID-19 Pandemic on Corporate Results

Cogent witnessed a deteriorating real estate market in and around the buildings it serves in central business districts in North America, largely attributable to businesses continuing remote work policies instituted during the COVID-19 pandemic. Because of the rising vacancy levels and falling lease initiations or renewals, Cogent experienced a slowdown in new sales to its corporate customers, which negatively impacted its corporate revenue results. More recently, as the option to fully or partially work from home becomes permanently established at many companies, Cogent’s corporate customers are integrating some of the new applications that became part of the remote work environment, which benefits Cogent’s corporate business as these customers upgrade their Internet access infrastructure to higher capacity connections. During the three months ended December 31, 2023, Cogent continued to see declining vacancy rates and rising office occupancy rates, and to see positive trends in its corporate business in a number of areas of the United States. In other cities, the impact of the pandemic on leasing activity and office occupancy lingers. When companies eventually return to the buildings in which Cogent operates, Cogent believes it will present an opportunity for increased sales. However, the exact timing, path and spread of these positive trends remains uncertain, and Cogent may continue to see increased corporate customer turnover, fewer upgrades of existing corporate customer configurations and fewer new tenant opportunities, which would negatively impact Cogent’s corporate revenue growth.

These and other risks are described in more detail in Cogent’s Annual Report on Form 10-K for the year ended December 31, 2023 and in its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023, and September 30, 2023.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on February 29, 2024 to discuss Cogent’s operating results for the fourth quarter of 2023 and full year 2023. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in 228 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Metric ($ in 000’s, except share, per share, customer connections and network related data) – unaudited
On-Net revenue	$112,634	$111,975	$113,219	$114,949	$116,143	$129,250	$132,023	$141,173
% Change from previous Qtr.	1.7%	-0.6%	1.1%	1.5%	1.0%	11.3%	2.1%	6.9%
Off-Net revenue	$36,387	$36,282	$36,611	$36,873	$37,283	$101,984	$130,560	$123,669
% Change from previous Qtr.	0.2%	-0.3%	0.9%	0.7%	1.1%	173.5%	28.0%	-5.3%
Non-Core revenue (1) (16)	$154	$193	$170	$157	$162	$8,572	$12,846	$7,258
% Change from previous Qtr.	-0.6%	25.3%	-11.9%	-7.6%	3.2%	NM	49.9%	-43.5%
Service revenue – total	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806	$275,429	$272,099
% Change from previous Qtr.	1.3%	-0.5%	1.0%	1.3%	1.1%	56.1%	14.9%	-1.2%
Constant currency total revenue quarterly growth rate – sequential quarters (2)	1.7%	0.4%	2.0%	1.3%	0.2%	55.9%	14.9%	-1.1%
Constant currency total revenue quarterly growth rate – year over year quarters (2)	2.9%	2.7%	4.3%	5.5%	4.0%	61.4%	82.4%	78.1%
Constant currency and excise tax impact on total revenue quarterly growth rate – sequential quarters (2)	2.1%	0.6%	1.6%	1.3%	0.1%	51.4%	13.4%	-3.2%

Constant currency and excise tax impact on total revenue quarterly growth rate – year over year quarters (2)	3.5%	3.6%	4.7%	5.7%	3.7%	56.2%	75.5%	67.4%
Excise Taxes included in service revenue (3)	$3,742	$3,448	$4,118	$4,086	$4,193	$11,040	$14,557	$20,428
% Change from previous Qtr.	-13.7%	-7.9%	19.4%	-0.8%	2.6%	163.3%	31.9%	40.3%
Corporate revenue (16)	$86,116	$85,177	$85,495	$85,783	$85,627	$110,998	$120,484	$126,634
% Change from previous Qtr.	-0.8%	-1.1%	0.4%	0.3%	-0.2%	29.6%	8.5%	5.1%
Net-centric revenue (15)	$63,060	$63,274	$64,506	$66,196	$67,961	$87,582	$94,936	$93,148
% Change from previous Qtr.	4.4%	0.3%	1.9%	2.6%	2.7%	28.9%	8.4%	-1.9%
Enterprise revenue (4)	-	-	-	-	-	$41,227	$60,009	$52,318
% Change from previous Qtr.	-	-	-	-	-	NM	45.6%	-12.8%
Network operations expenses (3)	$57,305	$56,369	$57,044	$56,884	$58,489	$137,271	$173,224	$174,180
% Change from previous Qtr.	1.8%	-1.6%	1.2%	-0.3%	2.8%	134.7%	26.2%	0.6%
GAAP gross profit (5)	$69,038	$68,865	$69,883	$71,444	$69,790	$49,793	$15,101	$29,744
% Change from previous Qtr.	1.2%	-0.3%	1.5%	2.2%	-2.3%	-28.7%	-69.7%	97.0%
GAAP gross margin (5)	46.3%	46.4%	46.6%	47.0%	45.4%	20.8%	5.5%	10.9%
Non-GAAP gross profit (2) (6)	$91,870	$92,081	$92,956	$95,095	$95,099	$102,535	$102,205	$97,919

% Change from previous Qtr.	1.0%	0.2%	1.0%	2.3%	0.0%	7.8%	-0.3%	-4.2%
Non-GAAP gross margin (2) (6)	61.6%	62.0%	62.0%	62.6%	61.9%	42.8%	37.1%	36.0%
Selling, general and administrative expenses (7)	$34,715	$33,624	$33,079	$37,713	$38,646	$77,640	$58,267	$74,907
% Change from previous Qtr.	3.5%	-3.1%	-1.6%	14.0%	2.5%	100.9%	-25.0%	28.6%
Depreciation and amortization expense	$22,688	$23,071	$22,897	$23,563	$25,160	$52,511	$86,734	$67,805
% Change from previous Qtr.	0.5%	1.7%	-0.8%	2.9%	6.8%	108.7%	65.2%	-21.8%
Equity-based compensation expense	$6,056	$5,907	$6,211	$6,264	$6,581	$6,249	$7,411	$6,684
% Change from previous Qtr.	0.0%	-2.5%	5.1%	0.9%	5.1%	-5.0%	18.6%	-9.8%
Operating income (loss)	$28,784	$29,566	$28,095	$27,311	$24,312	$(34,604)	$(50,558)	$(68,478)
% Change from previous Qtr.	-20.4%	2.7%	-5.0%	-2.8%	-11.0%	NM	46.1%	35.4%
Interest expense (8)	$14,168	$13,478	$17,948	$21,990	$19,005	$28,653	$24,198	$34,928
% Change from previous Qtr.	3.3%	-4.9%	33.2%	22.5%	-13.6%	50.8%	-15.5%	44.3%
Non-cash change in valuation – Swap Agreement (8)	$21,271	$7,510	$16,923	$(2,590)	$(1,847)	$1,305	$4,825	$(17,722)
Gain (loss) on bargain purchase (9)	-	-	-	-	-	$1,155,719	$(3,332)	$254,049
Net income (loss)	$1,137	$11,164	$(8,007)	$851	$6,148	$1,123,863	$(56,723)	$200,153
Foreign exchange gains on 2024 Euro Notes	$8,014	$23,547	$-	$-	$-	$-	$-	$-

Basic net income (loss) per common share	$0.02	$0.24	$(0.17)	$0.02	$0.13	$23.84	$(1.20)	$4.23
Diluted net income (loss) per common share	$0.02	$0.24	$(0.17)	$0.02	$0.13	$23.65	$(1.20)	$4.17
Weighted average common shares – basic	46,575,848	46,691,142	46,736,742	46,885,512	47,037,091	47,137,822	47,227,338	47,353,291
% Change from previous Qtr.	0.3%	0.2%	0.1%	0.3%	0.3%	0.2%	0.2%	0.3%
Weighted average common shares – diluted	46,929,191	47,029,446	46,736,742	47,196,890	47,381,226	47,526,207	47,227,338	48,037,841
% Change from previous Qtr.	-0.1%	0.2%	-0.6%	1.0%	0.4%	0.3%	-0.6%	1.7%
EBITDA (2)	$57,155	$58,457	$57,873	$57,138	$56,053	$24,156	$43,587	$6,011
% Change from previous Qtr.	-0.4%	2.3%	-1.0%	-1.3%	-1.9%	-56.9%	80.4%	-86.2%
EBITDA margin (2)	38.3%	39.4%	38.6%	37.6%	36.5%	10.1%	15.8%	2.2%
Sprint acquisition costs (14)	$-	$-	$2,004	$244	$400	$739	$351	$17,001
Cash payments under IP Transit Services Agreement (10)	$-	$-	$-	$-	$-	$29,167	$87,500	$87,500

EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement (2) (10) (14)	$57,155	$58,457	$59,877	$57,382	$56,453	$54,062	$131,438	$110,512
% Change from previous Qtr.	-0.4%	2.3%	2.4%	-4.2%	-1.6%	-4.2%	143.1%	-15.9%
EBITDA, as adjusted for Sprint acquisition costs and cash payments under IP Transit Services Agreement, margin (2) (10) (14)	38.3%	39.4%	39.9%	37.8%	36.8%	22.5%	47.7%	40.6%
Net cash provided by (used in) operating activities	$49,411	$34,403	$53,570	$36,323	$35,821	$82,654	$(52,433)	$(48,701)
% Change from previous Qtr.	37.3%	-30.4%	55.7%	-32.2%	-1.4%	130.7%	-163.4%	-7.1%
Capital expenditures	$18,121	$17,288	$23,971	$19,591	$23,204	$37,449	$25,373	$43,609
% Change from previous Qtr.	18.5%	-4.6%	38.7%	-18.3%	18.4%	61.4%	-32.2%	71.9%
Principal payments of capital (finance) lease obligations	$5,863	$5,236	$9,859	$24,514	$9,450	$7,797	$41,302	$18,813
% Change from previous Qtr.	-5.9%	-10.7%	88.3%	148.6%	-61.5%	-17.5%	429.7%	-54.5%
Dividends paid	$41,298	$41,855	$42,729	$43,975	$45,311	$44,907	$45,136	$46,362
Gross Leverage Ratio (2) (10)	4.94	5.22	5.32	5.39	5.47	5.63	4.79	4.07
Net Leverage Ratio (2) (10)	3.58	3.70	3.93	4.20	4.46	4.56	4.24	3.75

Customer Connections – end of period (15) (16)
On-Net customer connections	81,627	82,277	82,614	82,620	83,268	93,260	88,699	88,733
% Change from previous Qtr.	1.1%	0.8%	0.4%	0.0%	0.8%	12.0%	-4.9%	0.0%
Off-Net customer connections	12,922	13,160	13,359	13,531	13,785	38,762	36,923	36,895
% Change from previous Qtr.	2.0%	1.8%	1.5%	1.3%	1.9%	181.2%	-4.7%	-0.1%
Non-Core customer connections (1) (16)	335	340	348	363	374	19,408	12,403	11,975
% Change from previous Qtr.	0.3%	1.5%	2.4%	4.3%	3.0%	NM	-36.1%	-3.5%
Total customer connections (15) (16)	94,884	95,777	96,321	96,514	97,427	151,430	138,025	137,603
% Change from previous Qtr.	1.2%	0.9%	0.6%	0.2%	0.9%	55.4%	-8.9%	-.3%
Corporate customer connections (16)	45,393	45,103	45,176	44,844	44,570	61,284	55,045	54,493
% Change from previous Qtr.	-0.1%	-0.6%	0.2%	-0.7%	-0.6%	37.5%	-10.2%	-1.0%
Net-centric customer connections (15)	49,491	50,674	51,145	51,670	52,857	66,711	62,291	62,370
% Change from previous Qtr.	2.5%	2.4%	0.9%	1.0%	2.3%	26.2%	-6.6%	0.1%
Enterprise customer connections (4)	-	-	-	-	-	23,435	20,689	20,740
% Change from previous Qtr.	-	-	-	-	-	NM	-11.7%	0.2%

On-Net Buildings – end of period
Multi-Tenant office buildings	1,824	1,826	1,832	1,837	1,841	1,844	1,860	1,862
Carrier neutral data center buildings	1,187	1,216	1,240	1,264	1,294	1,327	1,337	1,347
Cogent data centers	54	53	54	54	55	56	60	68
Total on-net buildings	3,065	3,095	3,126	3,155	3,190	3,227	3,257	3,277
Total carrier neutral data center nodes	1,383	1,409	1,433	1,458	1,490	1,526	1,528	1,558
Square feet – multi-tenant office buildings – on-net	992,336,259	993,590,499	995,522,774	1,000,044,418	1,001,382,577	1,001,491,002	1,006,523,795	1,008,006,655
Total Technical Buildings Owned (11)	-	-	-	-	-	482	482	482
Square feet – Technical Buildings Owned (11)	-	-	-	-	-	1,603,569	1,603,569	1,603,569
Network – end of period (12)
Intercity route miles – Leased (12)	60,869	61,024	61,065	61,292	61,300	72,694	72,694	72,552
Metro route miles – Leased (12)	16,614	16,822	17,477	17,616	17,826	22,556	22,128	24,779
Metro fiber miles – Leased (12)	40,113	40,529	42,212	42,491	42,863	75,577	69,943	77,365
Intercity route miles – Owned (12)	2,748	2,748	2,748	2,748	2,748	21,883	21,883	21,883
Metro route miles – Owned (12)	445	445	445	445	445	1,704	1,704	1,704
Connected networks – AS’s	7,625	7,685	7,766	7,792	7,864	7,891	7,971	7,988

Headcount – end of period (13)
Sales force – quota bearing (13)	479	477	522	548	562	647	637	657
Sales force – total (13)	620	619	669	698	714	841	833	847
Total employees (13)	987	988	1,041	1,076	1,107	2,020	1,990	1,947
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month (15)	4.7	4.9	4.6	3.8	4.0	9.2	3.6	3.3
FTE – sales reps	453	449	465	503	539	567	621	620

(1) Consists of legacy services of companies whose assets or businesses were acquired by Cogent.

(2) See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

(3) Network operations expense excludes equity-based compensation expense of $144, $145, $176, $88, $149, $231, $370 and $370 in the three month periods ended March 31, 2022 through December 31, 2023, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees, of $3,742, $3,448, $4,118, $4,086, $4,193, $11,040, $14,557 and $20,428 in the three month periods ended March 31, 2022 through December 31, 2023, respectively.

(4) In connection with the acquisition of the Wireline Business, Cogent classified $12.9 million of the Wireline Business monthly recurring revenue and 17,823 customer connections as corporate revenue and corporate customer connections, respectively, $6.5 million of monthly recurring revenue and 5,711 customer connections as net-centric revenue and customer connections, respectively, and $20.1 million of monthly recurring revenue and 23,209 customer connections as enterprise revenue and enterprise customer connections, respectively. Conversely, Cogent reclassified $0.3 million of monthly recurring revenue and 387 customer connections of legacy Cogent monthly recurring revenue to enterprise revenue and enterprise customer connections, respectively ($0.3 million of corporate monthly recurring revenue and 363 corporate customer connections and $0.02 million of net-centric monthly recurring revenue and 24 net-centric customer connections).

(5) GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(6) Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures to provide investors. Management uses them to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(7) Excludes equity-based compensation expense of $5,912, $5,762, $6,035, $6,176, $6,432, $6,018, $7,041 and $6,314 in the three month periods ended March 31, 2022 through December 31, 2023, respectively and excludes $2,004, $244, $400, $739, $351 and $17,001 of Sprint acquisition costs for the three month periods ended September 30, 2022, December 31, 2022, March 31, 2023 June 30, 2023, September 30, 2023 and December 31, 2023, respectively.

(8) As of December 31, 2023, Cogent was party to an interest rate swap agreement (the “Swap Agreement”) that has the economic effect of modifying the fixed interest rate obligation associated with its Senior Secured 2026 Notes to a variable interest rate obligation based on the Secured Overnight Financing Rate (“SOFR”) so that the interest payable on the 2026 Notes effectively became variable based on overnight SOFR. Interest expense includes $(1.2 million), $3.3 million, $9.5 million and $12.0 million of interest (income) expense for the three month periods ended June 30, 2022, December 31, 2022, June 30, 2023 and December 31, 2023, respectively related to the Swap Agreement.

(9) The estimated gain on bargain purchase from the Sprint acquisition was $1.4 billion as shown below. The amounts presented are provisional and are subject to change as Cogent refines its estimates and inputs used in the calculations of the assets acquired and liabilities assumed.

(In thousands) Gain on bargain purchase
Fair value of net assets acquired	$799,214
Total net consideration to be received from Seller, net of discounts	607,221
Gain on bargain purchase	$1,406,435

(10) Includes cash payments under the IP Transit Services Agreement, as discussed above, of

•	$29.2 million for the three months ended June 30, 2023. Amounts billed and amounts paid under the IP Transit Services Agreement were $58.3 million and $29.2 million in the three months ended June 30, 2023, respectively.

•	$87.5 million for the three months ended September 30, 2023. Amounts billed and amounts paid under the IP Transit Services Agreement were $87.5 million and $87.5 million in the three months ended September 30, 2023, respectively.

•	$87.5 million for the three months ended December 31, 2023. Amounts billed and amounts paid under the IP Transit Services Agreement were $87.5 million and $87.5 million in the three months ended December 31, 2023, respectively.

(11) In connection with the acquisition of the Wireline Business, Cogent acquired 482 technical buildings. Thirteen of those buildings have been converted to a Cogent Data Centers.

(12) As of June 30, 2023,

o	Leased intercity route miles of dark fiber include 11,376 former Sprint route miles and 61,318 Cogent route miles.

o	Leased metro route miles of dark fiber include 4,527 former Sprint route miles and 18,029 Cogent route miles.

o	Leased metro fiber miles of dark fiber include 32,346 former Sprint fiber miles and 43,231 Cogent fiber miles

•	As of September 30, 2023,

o	Leased intercity route miles of dark fiber include 11,376 former Sprint route miles and 61,318 Cogent route miles.

o	Leased metro route miles of dark fiber include 4,047 former Sprint route miles and 18,081 Cogent route miles.

o	Leased metro fiber miles of dark fiber include 26,602 former Sprint fiber miles and 43,341 Cogent fiber miles.

•	As of December 31, 2023,

o	Leased intercity route miles of dark fiber include 11,017 former Sprint route miles and 61,535 Cogent route miles.

o	Leased metro route miles of dark fiber include 3,911 former Sprint route miles and 20,868 Cogent route miles.

o	Leased metro fiber miles of dark fiber include 25,252 former Sprint fiber miles and 52,113 Cogent fiber miles.

•	In connection with Cogent’s Sprint acquisition, Cogent acquired 19,135 owned intercity route miles of dark fiber and 1,259 owned metro route miles of dark fiber.

(13) In connection with the acquisition of the Wireline Business Cogent hired 942 total employees, including 75 quota bearing sales employees and 114 sales employees.

(14) In connection with the acquisition of the Wireline Business and negotiation of the related purchase agreement, the Company incurred $2.2 million of professional fees in the year ended December 31, 2022, $0.4 million in the three months ended March 31, 2023, $0.7 million in the three months ended June 30, 2023 and $0.4 million in the three months ended September 30, 2023, In connection with the acquisition of the Wireline Business the Company incurred $0.8 million of professional fees and $16.2 million of reimbursable severance costs in the three months ended December 31, 2023.

(15) Sales rep productivity for Q2 2023 includes 9,084 net-centric customer connections from a commercial services agreement (“CSA”) with TMUSA entered into in May 2023. Net-centric revenue under the CSA was $7.3 million for the three months ended June 30, 2023, was $8.0 million for the three months ended September 30, 2023 and was $8.6 million for the three months ended December 31, 2023. Net-centric customer connections under the CSA were 8,028 as of June 30, 2023, 4,661 as of September 30, 2023, and 3,576 as of December 31, 2023.

(16) As of June 30, 2023 total non-core customer connections included 8,486 Session Initiation Protocol (“SIP”) customer connections. This non-core corporate product was discontinued. There were no SIP, non-core customer connections as of September 30, 2023 or December 31, 2023.

NM	Not meaningful

Schedules of Non-GAAP Measures

EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement , EBITDA margin and EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement , margin

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement with T-Mobile, represents EBITDA plus costs related to the Company’s acquisition of the Wireline Business and cash payments made to the Company under the IP Transit Agreement. EBITDA margin is defined as EBITDA divided by total service revenue. EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement margin is defined as EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement, divided by total service revenue.

The Company believes that EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement margin are useful measures of its ability to service debt, fund capital expenditures, pay dividends and expand its business. The company believes its EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, is a useful measure because it includes recurring cash flows stemming from the IP Transit Services Agreement that are of the same type as contracted payments under commercial contracts. The measurements are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement, EBITDA margin and EBITDA as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Agreement margin are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these measures are not intended to reflect the Company’s free cash flow, as they do not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these measures may also differ from the calculations performed by its competitors and other companies and as such, their utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under the IP Transit Services Agreement, are reconciled to net cash provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	YEAR 2022	YEAR 2023
Net cash provided by (used in) operating activities	$49,411	$34,403	$53,570	$36,323	$35,821	$82,654	$(52,433)	$(48,701)	$173,707	$17,345
Changes in operating assets and liabilities	$(6,294)	$5,108	$(13,017)	$4,152	$1,435	$(90,373)	$51,064	$36,288	$(10,250)	(1,589)
Cash interest expense and income tax expense	14,038	18,946	17,320	16,663	18,797	31,875	44,956	18,424	67,163	114,048
EBITDA	$57,155	$58,457	$57,873	$57,138	$56,053	$24,156	$43,587	$6,011	$230,620	$129,804
PLUS: Sprint acquisition costs	-	-	$2,004	$244	$400	$739	$351	$17,001	$2,248	$18,492
PLUS: Cash payments made to the Company under IP Transit Services Agreement	-	-	-	-	-	29,167	87,500	87,500	-	204,167
EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under IP Transit Services Agreement	$57,155	$58,457	$59,877	$57,382	$56,453	$54,062	$131,438	$110,512	$232,868	$352,463
EBITDA margin	38.3%	39.4%	38.6%	37.6%	36.5%	10.1%	15.8%	2.2%	38.5%	13.8%
EBITDA, as adjusted for Sprint acquisition costs and cash payments made to the Company under IP Transit Services Agreement, margin	38.3%	39.4%	39.9%	37.8%	36.8%	22.5%	47.7%	40.6%	38.8%	37.5%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	YEAR 2022	YEAR 2023
Service revenue, as reported – current period	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806	$275,429	$272,099	$599,604	$940,922
Impact of foreign currencies on service revenue	516	1,350	1,486	(92)	(1,292)	(417)	10	375	13,063	(2,079)
Service revenue - as adjusted for currency impact (1)	$149,691	$149,800	$151,486	$151,887	$152,296	$239,389	$275,439	$272,474	$612,667	$938,843
Service revenue, as reported – prior sequential period	$147,208	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806	$275,429	$589,797	$599,604
Constant currency revenue increase (decrease)	$2,483	$625	$3,036	$1,887	$317	$85,801	$35,633	$(2,955)	$22,870	$339,239
Constant currency revenue percent increase (decrease)	1.7%	0.4%	2.0%	1.3%	0.2%	55.9%	14.9%	-1.1%	3.9%	56.6%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	YEAR 2022	YEAR 2023
Service revenue, as reported – current period	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806	$275,429	$272,099	$599,604	$940,922
Impact of foreign currencies on service revenue	1,914	3,417	4,246	3,371	1,553	(277)	(1,768)	(1,412)	13,063	(2,079)
Service revenue - as adjusted for currency impact (2)	$151,089	$151,867	$154,246	$155,350	$155,141	$239,529	$273,661	$270,687	$612,667	$938,843
Service revenue, as reported – prior year period	$146,777	$147,879	$147,927	147,208	149,175	148,450	$150,000	$151,979	$589,797	$599,604
Constant currency revenue increase	$4,312	$3,988	$6,319	8,142	5,966	91,079	$123,661	$118,708	$22,870	$339,239
Constant currency percent revenue increase	2.9%	2.7%	4.3%	5.5%	4.0%	61.4%	82.4%	78.1%	3.9%	56.6%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Revenue on a constant currency basis and adjusted for the impact of excise taxes is reconciled to service revenue as reported in the tables below.

Constant currency and excise tax impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	YEAR 2022	YEAR 2023
Service revenue, as reported – current period	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806	$275,429	$272,099	$599,604	$940,922
Impact of foreign currencies on service revenue	516	1,350	1,486	(92)	(1,292)	(417)	10	375	13,063	(2,079)
Impact of excise taxes on service revenue	594	294	(670)	32	(107)	(6,847)	(3,517)	(5,871)	3,093	(34,824)
Service revenue - as adjusted for currency and excise taxes impact (3)	$150,285	$150,094	$150,816	$151,919	$152,189	$232,542	$271,922	$266,603	$615,760	$904,019
Service revenue, as reported – prior sequential period	$147,208	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806	$275,429	$589,797	$599,604
Constant currency and excise taxes revenue increase (decrease)	$3,077	$919	$2,366	$1,919	$210	$78,954	$32,116	$(8,826)	$25,963	$304,415
Constant currency and excise tax revenue percent increase (decrease)	2.1%	0.6%	1.6%	1.3%	0.1%	51.4%	13.4%	-3.2%	4.4%	50.8%

(3)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency and excise tax impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	YEAR 2022	YEAR 2023
Service revenue, as reported – current period	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806	$275,429	$272,099	$599,604	$940,922
Impact of foreign currencies on service revenue	1,914	3,417	4,246	3,371	1,553	(277)	(1,768)	(1,412)	13,063	(2,079)
Impact of excise taxes on service revenue	786	1,363	695	250	(451)	(7,592)	(10,439)	(16,342)	3,093	(34,824)
Service revenue - as adjusted for currency and excise taxes impact (4)	$151,875	$153,230	$154,941	$155,600	$154,690	$231,937	$263,222	$254,345	$615,760	$904,019
Service revenue, as reported – prior year period	$146,777	$147,879	$147,927	$147,208	$149,175	$148,450	$150,000	$151,979	$589,797	$599,604
Constant currency and excise taxes revenue increase	$5,098	$5,351	$7,014	$8,392	$5,515	$83,487	$113,222	$102,366	$25,963	$304,401
Constant currency and excise tax percent revenue increase	3.5%	3.6%	4.7%	5.7%	3.7%	56.2%	75.5%	67.4%	4.4%	50.8%

(4)	Service revenue, as adjusted for currency impact and the impact of excise taxes, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior year period and adjusting for the changes in excise taxes recorded as revenue between the periods presented. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies and excise taxes on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for the impact of foreign currency and excise taxes, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	YEAR 2022	YEAR 2023
Service revenue total	$149,175	$148,450	$150,000	$151,979	$153,588	$239,806	$275,429	$272,099	$599,604	$940,922
Minus - Network operations expense including equity-based compensation and depreciation and amortization expense	80,137	79,585	80,117	80,535	83,798	190,013	260,328	242,355	320,376	776,493
GAAP Gross Profit (1)	$69,038	$68,865	$69,883	$71,444	$69,790	$49,793	$15,101	$29,744	$279,228	$164,429
Plus - Equity-based compensation – network operations expense	144	145	176	88	149	231	370	370	553	1,120
Plus – Depreciation and amortization expense	22,688	23,071	22,897	$23,563	$25,160	$52,511	$86,734	$67,805	$92,222	$232,208
Non-GAAP Gross Profit (2)	$91,870	$92,081	$92,956	$95,095	$95,099	$102,535	$102,205	$97,919	$372,003	$397,757
GAAP Gross Margin (1)	46.3%	46.4%	46.6%	47.0%	45.4%	20.8%	5.5%	10.9%	46.6%	17.5%
Non-GAAP Gross Margin (2)	61.6%	62.0%	62.0%	62.6%	61.9%	42.8%	37.1%	36.0%	62.0%	42.3%

(1)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant measures for investors, as they are measures that management uses to measure the margin and amount available to the Company after network service costs, in essence, these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the last 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments under the IP Transit Services Agreement. Cogent’s gross leverage ratios and net leverage ratios are shown below.

($ in 000’s) – unaudited	As of March 31,2022	As of June 30, 2022	As of September 30,2022	As of December 31,2022	As of March 31,2023	As of June 30, 2023	As of September 30,2023	As of December 31,2023
Cash and cash equivalents & restricted cash	$311,771	$349,847	$323,664	$275,912	$234,422	$243,953	$166,072	$113,781
Debt
Capital (finance) leases – current portion	17,147	17,562	24,135	17,182	19,782	20,114	63,236	64,594
Capital (finance) leases – long term	228,102	236,652	263,750	287,044	300,600	311,405	419,941	419,921
Senior Unsecured 2024 Euro Notes	389,019	-	-	-	-	-	-	-
Senior Secured 2026 Notes	500,000	500,000	500,000	500,000	500,000	500,000	500,000	500,000
Senior Unsecured 2027 Notes	-	450,000	450,000	450,000	450,000	450,000	450,000	450,000
Note payable	219	-	-	-	-	-	-	-
Total debt	1,134,487	1,204,214	1,237,885	1,254,226	1,270,382	1,281,519	1,433,177	1,434,515
Total net debt	822,716	854,637	914,221	978,314	1,035,960	1,037,566	1,267,105	1,320,734
Trailing 12 months EBITDA, as adjusted for Sprint acquisition costs and cash payments from the IP Transit Services Agreement	229,499	230,775	232,921	232,871	232,169	227,774	298,984	352,465
Gross leverage ratio	4.94	5.22	5.31	5.39	5.47	5.63	4.79	4.07
Net leverage ratio	3.58	3.70	3.93	4.20	4.46	4.56	4.24	3.75

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2023 AND 2022

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2023	2022
Assets
Current assets:
Cash and cash equivalents	$75,092	$223,783
Restricted cash	38,689	52,129
Accounts receivable, net of allowance for credit losses of $3,677 and $2,303, respectively	135,475	44,123
Due from T-Mobile, IP Transit Services Agreement, current portion, net of discount of $24,898	179,269	—
Due from T-Mobile, Transition Services Agreement	4,514	—
Prepaid expenses and other current assets	80,588	45,878
Total current assets	513,627	365,913
Property and equipment:
Property and equipment	2,947,376	1,714,906
Accumulated depreciation and amortization	(1,409,559)	(1,170,476)
Total property and equipment, net	1,537,817	544,430
Right-of-use leased assets	361,587	81,601
Intangible assets, net	472,815	—
Due from T-Mobile, IP Transit Services Agreement, net of discount of $27,916	263,750	—
Due from T-Mobile, Purchase Agreement, net of discount of $13,725	38,585	—
Deposits and other assets	23,438	18,238
Total assets	$3,211,619	$1,010,182
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$48,356	$27,208
Accrued and other current liabilities	120,523	63,889
Due to T-Mobile – Transition Services Agreement	66,908	—
Due to T-Mobile – Purchase Agreement	4,981	—
Current maturities, operating lease liabilities	67,962	12,005
Finance lease obligations, current maturities	64,594	17,182
Total current liabilities	373,324	120,284
Senior secured 2026 notes, net of unamortized debt costs of $645 and $905, respectively, and discount of $857 and $1,203, respectively	498,498	497,892
Senior unsecured 2027 notes, net of unamortized debt costs of $941 and $1,173, respectively, and discount of $1,970 and $2,456, respectively	447,088	446,371
Operating lease liabilities, net of current maturities	330,095	94,587
Finance lease obligations, net of current maturities	419,921	287,044
Deferred income tax liabilities	471,498	47,646
Other long-term liabilities	61,639	34,990
Total liabilities	2,602,063	1,528,814
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 48,608,569 and 48,013,330 shares issued and outstanding, respectively	49	48
Additional paid-in capital	606,755	575,064
Accumulated other comprehensive loss	(14,385)	(19,156)
Accumulated earnings (deficit)	17,137	(1,074,588)
Total stockholders’ equity (deficit)	609,556	(518,632)
Total liabilities and stockholders’ equity (deficit)	$3,211,619	$1,010,182

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 2023

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2023	2022	2021
Service revenue	$940,922	$599,604	$589,797
Operating expenses:
Network operations (including $1,069, $553 and $2,521 of equity-based compensation expense, respectively), exclusive of amounts shown separately	544,232	228,154	226,337
Selling, general, and administrative (including $25,855, $23,886 and $24,301 of equity-based compensation expense, respectively)	275,318	163,021	162,380
Acquisition costs – Sprint Business	18,492	2,248	—
Depreciation and amortization	232,209	92,222	89,240
Total operating expenses	1,070,251	485,645	477,957
Gain on lease terminations and other	—	—	7,393
Operating (loss) income	(129,329)	113,959	119,233
Interest expense	(106,783)	(67,584)	(58,059)
Change in valuation – interest rate swap	13,439	(43,113)	(9,015)
Foreign exchange gain on 2024 Notes	—	31,561	32,522
Loss on debt extinguishment and redemption – 2022 Notes	—	—	(14,698)
Loss on debt extinguishment and redemption – 2024 Notes	—	(11,885)	—
Gain on bargain purchase – Sprint Business	1,406,435	—	—
Interest income – IP Transit Services Agreement	26,796	—	—
Interest income – Purchase Agreement	1,889	—	—
Interest income and other	7,030	3,438	1,437
Income before income taxes	1,219,477	26,376	71,420
Income tax benefit (expense)	53,964	(21,230)	(23,235)
Net income	$1,273,441	$5,146	$48,185
Comprehensive income (loss):
Net income	$1,273,441	$5,146	$48,185
Foreign currency translation adjustment	4,772	(8,153)	(9,697)
Comprehensive income (loss)	$1,278,213	$(3,007)	$38,488
Basic net income per common share	$26.88	$0.11	$1.04
Diluted net income per common share	$26.62	$0.11	$1.03
Dividends declared per common share	$3.760	$3.555	$3.170
Weighted-average common shares-basic	47,373,361	46,875,992	46,419,180
Weighted-average common shares -diluted	47,837,512	47,207,298	46,963,920

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED DECEMBER 31, 2023 AND DECEMBER 31, 2022

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022
Service revenue	$272,099	$151,979
Operating expenses:
Network operations (including $370 and $88 of equity-based compensation expense, respectively), exclusive of amounts shown separately	174,550	56,972
Selling, general, and administrative (including $6,314 and $6,176 of equity-based compensation expense, respectively)	81,221	43,889
Acquisition costs – Sprint Business	17,001	244
Depreciation and amortization	67,805	23,563
Total operating expenses	340,577	124,668
Operating (loss) income	(68,478)	27,311
Interest expense	(34,928)	(21,990)
Change in valuation – interest rate swap	17,722	2,590
Gain on bargain purchase – Sprint Business	254,049	—
Interest income – IP Transit Services Agreement	8,828	—
Interest income – Purchase Agreement	720	—
Interest income and other	1,797	4,106
Income before income taxes	179,710	12,017
Income tax benefit (expense)	20,443	(11,166)
Net income	$200,153	$851
Comprehensive income:
Net income	$200,153	$851
Foreign currency translation adjustment	5,377	9,257
Comprehensive income	$205,530	$10,108
Basic net income per common share	$4.23	$0.02
Diluted net income per common share	$4.17	$0.02
Dividends declared per common share	$0.955	$0.915
Weighted-average common shares-basic	47,353,291	46,885,512
Weighted-average common shares -diluted	48,037,841	47,196,890

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 2023

(IN THOUSANDS)

	2023	2022	2021
Cash flows from operating activities:
Net income	$1,273,441	$5,146	$48,185
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	232,209	92,222	89,240
Amortization of debt discounts and premium	1,323	1,464	1,759
Amortization of discounts, due from T-Mobile, IP Transit Services & Purchase Agreements	(28,685)	—	—
Equity-based compensation expense (net of amounts capitalized)	26,924	24,439	26,822
Gain on bargain purchase – Sprint Business	(1,406,435)	—	—
Foreign currency exchange gain on 2024 Notes	—	(31,561)	(32,522)
Loss on extinguishment & redemption of 2024 notes	—	11,885	—
Loss on extinguishment & redemption of 2022 notes	—	—	14,698
Gain – lease termination	—	—	(7,375)
Gains—equipment transactions and other, net	212	372	69
Deferred income taxes	(69,582)	16,539	18,159
Changes in operating assets and liabilities:
Accounts receivable	(51,002)	(2,838)	1,385
Prepaid expenses and other current assets	(11,001)	(7,427)	(17)
Change in valuation – interest rate swap agreement	(13,439)	43,113	9,015
Due to T-Mobile – Transition Services Agreement	66,908	—	—
Due from T-Mobile – Transition Services Agreement	(4,514)	—	—
Deposits and other assets	(1,548)	(282)	(12)
Unfavorable lease liabilities	(26,511)
Accounts payable, accrued liabilities and other long-term liabilities	29,045	20,635	851
Net cash provided by operating activities	17,345	173,707	170,257
Cash flows from investing activities:
Cash receipts - IP Transit Agreement – T-Mobile	204,167	—	—
Acquisition of Sprint Business, net of $47.1 million of cash acquired	2,191	—	—
Purchases of property and equipment	(129,632)	(78,971)	(69,916)
Net cash provided by (used in) investing activities	76,726	(78,971)	(69,916)
Cash flows from financing activities:
Net proceeds from issuance of 2027 Notes, net of debt costs of $1,290	—	446,010	—
Net proceeds from issuance of 2026 Notes, net of debt costs of $1,317	—	—	496,933
Redemption and extinguishment of 2024 Notes	—	(375,354)	—
Redemption and extinguishment of 2022 Notes	—	—	(459,317)
Dividends paid	(181,716)	(169,857)	(150,288)
Principal payments of finance lease obligations	(77,362)	(45,472)	(23,054)
Principal payments of installment payment agreement	—	(790)	(6,922)
Proceeds from exercises of common stock options	1,227	614	1,823
Net cash used in financing activities	(257,851)	(144,849)	(140,825)
Effect of exchange rate changes on cash	1,649	(2,599)	(2,193)
Net decrease in cash and cash equivalents & restricted cash	(162,131)	(52,712)	(42,677)
Cash and cash equivalents & restricted cash, beginning of year	275,912	328,624	371,301
Cash and cash equivalents & restricted cash, end of year	$113,781	$275,912	$328,624

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR EACH OF THE THREE MONTHS ENDED DECEMBER 31, 2023 AND DECEMBER 31, 2022

(IN THOUSANDS)

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022
Cash flows from operating activities:
Net income	$200,153	$851
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	67,805	23,563
Amortization of debt discounts	337	320
Amortization of discounts, due from T-Mobile, IP Transit Services & Purchase Agreements	(9,548)	—
Equity-based compensation expense (net of amounts capitalized)	6,684	6,264
Gain on bargain purchase – Sprint Business	(254,049)	—
Gains—equipment transactions and other, net	489	(3,159)
Deferred income taxes	(6,073)	11,857
Changes in operating assets and liabilities:
Accounts receivable	(47,755)	265
Prepaid expenses and other current assets	(6,238)	1,977
Change in valuation – interest rate swap agreement	(17,722)	(2,590)
Due to T-Mobile – Transition Services Agreement	(2,721)	—
Due from T-Mobile – Transition Services Agreement	12,317	—
Deposits and other assets	(1,371)	(518)
Unfavorable lease liabilities	(10,337)	—
Accounts payable, accrued liabilities and other long-term liabilities	19,328	(2,507)
Net cash (used in) provided by operating activities	(48,701)	36,323
Cash flows from investing activities:
Severance reimbursement – T-Mobile	16,228	—
Cash receipts - IP Transit Agreement – T-Mobile	87,500	—
Purchases of property and equipment	(43,609)	(19,591)
Net cash provided by (used in) investing activities	60,119	(19,591)
Cash flows from financing activities:
Dividends paid	(46,362)	(43,975)
Principal payments of finance lease obligations	(18,813)	(24,514)
Proceeds from exercises of common stock options	440	188
Net cash used in financing activities	(64,735)	(68,301)
Effect of exchange rate changes on cash	1,026	3,817
Net decrease in cash and cash equivalents & restricted cash	(52,291)	(47,752)
Cash and cash equivalents & restricted cash, beginning of period	166,072	323,664
Cash and cash equivalents & restricted cash, end of period	$113,781	$275,912

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of our acquisition of the Wireline Business, including our difficulties integrating our business with the acquired Wireline Business, which may result in the combined company not operating as effectively or efficiently as expected; transition services required to support the acquired Wireline Business and the related costs continuing for a longer period than expected; transition related costs associated with the acquisition; the COVID-19 pandemic and the related government policies; future economic instability in the global economy, including the risk of economic recession, recent bank failures and liquidity concerns at certain other banks or a contraction of the capital markets, which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements and right-of-way agreements on favorable terms; our reliance on a few equipment vendors, and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber and right-of-way providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; our ability to make payments on our indebtedness as they become due and outcomes in litigation, risks associated with variable interest rates under our interest rate swap agreement, and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and our Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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